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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2006

MAGNA ENTERTAINMENT CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-30578 (Commission File Number)	98-0208374 (I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada L4G 7K1
(Address of Principal Executive Offices) (Zip Code)

(905) 726-2462
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On March 31, 2006, W. Thomas Hodgson resigned as the President and Chief Executive Officer and stepped down as a Director of the Corporation. Pursuant to Mr. Hodgson's severance arrangements, which were finalized on March 31, 2006 with the Corporation, Mr. Hodgson will remain as an employee of the Corporation for a two-month transition period and, effective May 31, 2006, Mr. Hodgson will resign as an employee of the Corporation. He will continue to receive his base salary of US$300,000 and Guaranteed Bonus of US$200,000 annually up to and including May 31, 2006. Mr. Hodgson will receive payment of the full amount of the 2006 First Quarter Bonus and a portion of his 2006 Second Quarter Bonus, respectively, in cash from the Corporation at the same time that senior executives of the Corporation are paid their bonuses. The amount of 13,086 shares of the Corporation's Class A Subordinate Voting Stock, being the amount of Mr. Hodgson's Guaranteed Bonus payable to him in Class A Stock during 2005, shall vest and be released to Mr. Hodgson on December 1, 2006. Mr. Hodgson's options to purchase 300,000 shares of Class A Stock shall remain in full force and effect, shall vest on their current schedule, and shall be exercisable at any time up to and including the Expiration Date (as defined in Mr. Hodgson's stock option agreements). If, however, Mr. Hodgson becomes employed by, a director of, or a consultant to, any entity that competes, directly or indirectly, with the Corporation or any of its subsidiaries prior to the vesting of any options, such non-vested options will be cancelled (all vested options will be unaffected and remain in full force as set out above).

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)    Departure of Directors for other Reasons; Departure of Principal Officers

The information set forth in Item 1.01 is hereby incorporated by reference.

(c)    Appointment of Principal Officer

Frank Stronach, 73 years of age, the Corporation's Chairman and a Director since November 1999, assumed the role of Interim Chief Executive Officer on March 31, 2006, while the Corporate Governance, Human Resources and Compensation Committee of the Corporation's Board of Directors identify and interview qualified candidates with a view to naming a successor as soon as possible. Since 1971, Mr. Stronach has been the Chairman of Magna International Inc., a supplier of automotive systems and components, which he founded over 50 years ago. He is also the founder and Chairman of MI Developments Inc., a real estate operating company and the parent company of the Corporation. Mr. Stronach is actively involved in racing and breeding thoroughbred horses in California, Florida, Kentucky, New York, Ontario and elsewhere. In addition to his role as Chairman of Magna International Inc. and MI Developments Inc., Mr. Stronach currently serves on the board of directors of Breeders' Cup Limited.

Note: The information contained in this report on Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP. (Registrant)
April 5, 2006
	By:	/s/ WILLIAM G. FORD
William G. Ford Corporate Secretary

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SIGNATURES